SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                             FORM 8-K/A
                          (Amendment No. 1)

                           CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                     April 1, 1996 (February 29, 1996)
              ________________________________________________
              Date of report (Date of earliest event reported)

                             Hexcel Corporation
           ______________________________________________________
             (Exact Name of Registrant as Specified in Charter)

              Delaware               1-8472               94-1109521
           ______________     _____________________   __________________
            (State of         (Commission File No.)   (IRS Employer
            Incorporation)                            Identification No.)

                      5794 West Las Positas Boulevard
                     Pleasanton, California 94588-8781
        ____________________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (510) 847-9500
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)


               Paragraphs (a) and (b) of Item 7 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 1996 are hereby amended to read in their entirety as set forth below. Accordingly, Item 7 of such Current Report on Form 8-K, as amended, now reads in its entirety as follows:

     Item 7.   Financial Statements, Pro Forma
               Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

               The following audited historical financial statements of the Ciba Composites Business are provided in Annex A hereto:

               Combined Balance Sheets -- December 31, 1995 and 1994

               Combined Statements of Operations -- For the years ended December 31, 1995, 1994 and 1993

               Combined Statements of Owner's Equity -- For the years ended December 31, 1995, 1994 and 1993

               Combined Statements of Cash Flows -- For the years ended December 31, 1995, 1994 and 1993

               Notes to Combined Financial Statements, December 31, 1995, 1994 and 1993

          (b)  Pro Forma Financial Information.

               The following unaudited pro forma financial information is provided in Annex B hereto:

               Unaudited Pro Forma Condensed Combined Balance Sheet -- December 31, 1995

               Unaudited Pro Forma Condensed Combined Statement of Operations -- For the year ended December 31, 1995

               Notes to Unaudited Pro Forma Condensed Combined Financial Statements

          (c)  Exhibits.

     Exhibit No.         Description

        2.1 Strategic Alliance Agreement dated as of September 29, 1995 among Ciba, CGC and Hexcel (filed as Exhibit 10.1 to Hexcel's Current Report on Form 8-K dated October 12, 1995 and incorporated herein by reference).

        2.1(a) Amendment dated as of December 12, 1995 to the Strategic Alliance Agreement dated as of September 29, 1995 among Ciba, CGC and Hexcel.*

        2.1(b) Letter Agreement dated as of February 28, 1996 among Ciba, CGC and Hexcel.*

        2.1(c) Distribution Agreement dated as of February 29, 1996 among Hexcel, Brochier S.A., Composite
                    Materials Limited, Salver S.r.l. and Ciba.*

        4.1         Indenture dated as of February 29, 1996
                    between Hexcel and First Trust of California,
                    National Association, as trustee.*

       99.1 Credit Agreement dated as of February 29, 1996 among Hexcel and certain subsidiaries of Hexcel, as borrowers, the lending institutions and issuing banks party thereto, Citibank, N.A., as administrative agent, and Credit Suisse, as syndication agent.*


                                SIGNATURES

           Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  April 1, 1996

                            HEXCEL CORPORATION

                             By: /s/ Wayne C. Pensky
                                 Wayne C. Pensky
                                 Chief Accounting Officer


                                                            ANNEX A

                              CIBA COMPOSITES
                     (a division of Ciba-Geigy Limited)

                           FINANCIAL STATEMENTS

           For the years ended December 31, 1995, 1994 and 1993


          REPORT OF INDEPENDENT ACCOUNTANTS

          To the Board of Directors
          Ciba-Geigy Limited

          We have audited the accompanying combined balance sheets of Ciba Composites (a division of Ciba-Geigy Limited) as of December 31, 1995 and 1994, and the related combined statements of operations, owner's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     __________________
     * Previously filed with Hexcel's Current Report on Form 8-K dated as of March 15, 1996.


          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ciba Composites as of December 31, 1995 and 1994, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

          As discussed in Note 10 to the combined financial statements, in 1993, the U.S. Group Company changed its methods of accounting for postretirement benefits other than pensions and for postemployment benefits.

          /s/  COOPERS & LYBRAND L.L.P.

          COOPERS & LYBRAND L.L.P.

          Stamford, Connecticut
          February 29, 1996


          CIBA COMPOSITES
          (A DIVISION OF CIBA-GEIGY LIMITED)

          Combined Balance Sheets
          (in thousands of dollars)
                                                           December 31,
                           ASSETS:                       1995       1994

          Current assets:
           Cash                                       $   8,412    $   7,990
           Accounts receivable, net of allowance
             for doubtful accounts of $2,291 and
             $3,378 in 1995 and 1994, respectively       58,799       53,024
           Inventories                                   60,337       66,672
           Prepaid expenses and other current assets      9,957        9,327

                  Total current assets                  137,505      137,013

          Property, plant and equipment, net            156,364      161,153
          Intangibles, net                               42,211       49,143
          Other assets                                    4,214        5,111

                  Total assets                        $ 340,294    $ 352,420

                  LIABILITIES AND OWNER'S EQUITY:

          Current liabilities:
           Accounts payable                           $  29,611    $  29,249
           Accrued liabilities                           20,259       17,346
           Accrued compensation                           7,315        7,704
           Short-term debt                                  720        2,730
           Short-term debt due to affiliates              9,052        5,302
           Current portion of long-term debt                256          487
           Current portion of obligations under
             capital leases                                 441          348

                  Total current liabilities              67,654       63,166

          Long-term debt                                  1,305        1,775
          Long-term debt due to affiliates                9,502       37,493
          Long-term capital lease obligations             4,290        4,372
          Other long-term liabilities                    13,626       14,430

                  Total liabilities                      96,377      121,236

          Commitments and contingencies

          Minority interest                               6,968        5,048

          Owner's equity:
           Invested capital                             236,949      226,136

                 Total liabilities and owner's equity $ 340,294    $ 352,420

          The accompanying notes are an integral part of these combined financial statements.


          CIBA COMPOSITES
          (A DIVISION OF CIBA-GEIGY LIMITED)

          Combined Statements of Operations
          (in thousands of dollars)

                                                  Years Ended December 31,
                                                  1995      1994       1993

          Net sales                           $ 331,073   $ 292,611  $ 271,258
          Cost of sales                         273,997     249,717    244,247

                  Gross profit                   57,076      42,894     27,011

          Operating (income) expenses:
           Selling, general and administrative
             expenses                            47,540      45,515     47,804
           Research and development expense      10,426       7,902      5,909
           Amortization and write-downs of
             purchased intangibles                6,930      10,219      5,734
           Restructuring expense                  2,362       1,600      7,722
           Gain on sale of facility                -         (2,700)       -
           Other, net                             1,102        (279)       241

                  Total operating expenses       68,360      62,257     67,410

                  Operating loss                 11,284      19,363     40,399

          Other expense:
           Interest expense                         668       1,193      2,236
           Minority interest                      1,506         891        245

                  Loss before income taxes and
                    cumulative effect of
                    accounting changes           13,458      21,447     42,880

          Provision (benefit) for income taxes    5,085       2,843       (962)

                  Loss before cumulative effect
                    of accounting changes        18,543      24,290     41,918

          Cumulative effect of accounting changes  -           -         7,077

                  Net loss                    $  18,543   $  24,290  $  48,995


          The accompanying notes are an integral part of these combined financial statements.


          CIBA COMPOSITES
          (A DIVISION OF CIBA-GEIGY LIMITED)

          Combined Statement of Owner's Equity
          Years ended December 31, 1995, 1994 and 1993
          (in thousands of dollars)

          Balance, December 31, 1992                           $   294,364

           Capital distributions, net                               (1,547)

           Translation adjustments                                  (2,731)

           Net loss                                                (48,995)

          Balance, December 31, 1993                               241,091

           Capital contributions, net                                4,676

           Translation adjustments                                   4,659

           Net loss                                                (24,290)

          Balance, December 31, 1994                               226,136

           Capital contributions, net                               26,927

           Translation adjustments                                   2,429

           Net loss                                                (18,543)

          Balance, December 31, 1995                           $   236,949

          The accompanying notes are an integral part of these combined financial statements.


          CIBA COMPOSITES
          (A DIVISION OF CIBA-GEIGY LIMITED)

          Combined Statements of Cash Flows
          (in thousands of dollars)
                                                  Years Ended December 31,
                                                1995      1994         1993

          Net loss                          $  (18,543)  $ (24,290)  $ (48,995)
          Adjustments to reconcile net loss
            to net cash provided by operating
            activities:
             Cumulative effect of accounting
               changes                            -           -          7,077
             Depreciation                       14,725      15,868      19,964
             Amortization and write-downs of
              purchased intangibles              6,930      10,219       5,734
             Minority interest                   1,506         891         245
             Restructuring provisions and
              write-downs of property, plant
              and equipment                      2,328       3,924         604
             Gain on sale of facility             -         (2,700)       -
             Changes in assets and
              liabilities, net of effects from
              acquisition:
                (Increase) decrease in trade
                  receivables                   (3,787)     (6,009)     16,128
                Decrease in inventories          8,223       1,272      10,025
                Decrease in prepaid expenses
                  and other current assets       2,116       1,451       3,197
                Decrease in other long-term
                  assets                           714       3,739       3,585
                Increase (decrease) in
                  accounts payable                (832)      3,820         178
                Increase in accrued
                  liabilities and accrued
                  compensation                   1,340       4,248       1,061
                Increase (decrease) in other
                  long-term liabilities             13       1,265      (3,450)

                    Net cash provided by
                      operating activities      14,733      13,698      15,353

          Cash flows from investing
            activities:
             Proceeds from sale of property,
               plant and equipment                 417       8,518         576
             Purchases of property, plant and
               equipment                       (13,214)     (7,685)    (12,280)
             Acquisition of business              -         (4,680)       -
             Other                              (3,049)     (2,227)       -

                    Net cash used in investing
                      activities               (15,846)     (6,074)    (11,704)

          Cash flows from financing
            activities:
             Proceeds from borrowings            7,800          56       4,288
             Payments on borrowing             (36,619)    (10,415)     (3,636)
             Equity contributions
               (distributions)                  29,822       4,676      (1,547)

                    Net cash provided by (used
                      in) financing activities   1,003      (5,683)       (895)

          Effect of exchange rate changes on
            cash                                   532         582        (263)

                    Net change in cash             422       2,523       2,491

          Cash at beginning of period            7,990       5,467       2,976

                    Cash at end of period     $  8,412    $  7,990    $  5,467

          Cash paid (received) during the year
            for:
             Income taxes                     $    219    $    (69)   $    517
             Interest                            1,514       1,595       2,289

          The accompanying notes are an integral part of these combined financial statements.


          CIBA COMPOSITES
          (A DIVISION OF CIBA-GEIGY LIMITED)

          NOTES TO COMBINED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS)

          1.   BASIS OF PRESENTATION
               The accompanying financial statements include the combined worldwide accounts of the Ciba Composites Division (the "Division") of Ciba-Geigy Limited (the "Parent" or "Owner"), a publicly-traded company based in Switzerland. The financial statements include the accounts of (1) corporate entities wholly or majority-owned indirectly by the Parent (principally in the United Kingdom, France, Austria and Italy) and (2) divisional accounts which have historically operated as business units of wholly-owned, multi-product line subsidiaries of the Parent, (the "Group Companies"), principally in the United States, South Africa and Germany. The United Kingdom operation became a corporate entity wholly-owned by the Parent effective July 1995. The minority interest represents a third party's 49.0% ownership of the Austrian corporate entity.
               The Division's primary business is manufacturing, marketing, and distributing composite materials, including prepregs, fabrics, adhesives, honeycomb core and fabricated structural interiors, panels, and parts for the commercial aerospace industry. Market segments served by the Division include aerospace, sports and leisure, marine, surface transportation, energy and a variety of other industrial applications. Approximately two-thirds of the Division's net sales are to the aerospace market.

               The Division's financial statements include the assets, liabilities, revenues and expenses which are specifically identifiable with the Division, as well as certain allocated expenses for services that have historically been performed by the corporate headquarters of the Group Companies. These expenses are allocated using various methods dependent upon the nature of the service. The Division's management believes that these allocations are based on assumptions that are reasonable under the circumstances; however, these allocations are not necessarily indicative of the costs and expenses that would have resulted if the Division had been operated as a separate entity.

               The net cash position of certain of the Group Companies has been managed through a centralized treasury system. Accordingly, transfers of cash within the treasury system are recorded through intercompany accounts, which are reflected as a component of Owner's equity in the accompanying Combined Balance Sheets. In addition, intercompany balances arising from purchase and sale transactions with other Parent affiliates and allocated charges for services have been treated as the equivalent of cash transactions in the accompanying financial statements and are included as a component of Owner's equity. There is no direct interest cost allocation to the Division with respect to Group Company borrowings, and accordingly, the Combined Statements of Operations do not include any allocated financing costs. Debt payable to third parties and affiliates outside of the Division, and related interest expense, is reflected in accordance with their terms.

               All significant transactions within the combined
               Division have been eliminated.

          2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               FISCAL YEAR:

               The U.S. Group Company's fiscal years consist of a fifty-two or fifty-three week period, ending the last Friday of December. The 1995 and 1994 fiscal years consisted of fifty-two week periods and 1993 consisted of a fifty-three week period for the U.S. Group Company. The remaining Division entities have fiscal years ending December 31. For purposes of financial statement presentation, all fiscal year-ends are referred to as December 31.

               INVENTORIES:

               Inventories are stated at the lower of cost or market. Cost is determined using various methods including average cost and the first-in, first-out
               (FIFO) basis.

               PROPERTY, PLANT AND EQUIPMENT:

               Property, plant and equipment are stated at cost. Depreciation is determined using the straight-line method applied over the estimated useful lives of the respective assets, which range from 3 to 50 years. It is the Division's policy to periodically review the estimated lives of assets and, where appropriate, revise the estimated lives to reflect technological changes in the industry.

               Upon sale or retirement of depreciable assets, the cost and related accumulated depreciation are removed from the accounts and any resultant gain or loss is included in operations.

               INTANGIBLES:

               The excess of cost over the fair value of net assets (goodwill) and identifiable intangible assets of acquired companies are capitalized at acquisition and are amortized on a straight-line basis over their estimated useful lives, ranging from twelve to forty years. The Division evaluates the realizability of intangibles based upon the projected, undiscounted net cash flows related to the intangibles. The Division recorded impairment losses of $2,809 and $5,097 in 1995 and 1994, respectively, for certain identifiable intangibles which consisted of contracted manufacturing programs. The loss was measured using projected discounted cash flows and is included in "Amortization and write-downs of purchased intangibles" in the Combined Statements of Operations.

               REVENUE RECOGNITION:

               Revenue is recognized at the time products are shipped.

               TRANSLATION OF FOREIGN CURRENCIES:

               The functional currency in all significant foreign locations is considered to be the local currency. The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate for the year. Gains or losses resulting from translation are reflected in Owner's equity. Aggregate foreign currency transaction gains and losses are included in determining results from operations.

               USE OF ESTIMATES:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

               RECLASSIFICATIONS:

               Certain amounts in the 1994 Combined Statement of Cash Flows have been reclassified to conform to the 1995 presentation.

          3.   RESTRUCTURING EXPENSE AND GAIN ON SALE OF FACILITY

               In 1995, 1994 and 1993, the Division incurred approximately $2,400, $1,600 and $7,700, respectively, in restructuring charges. These charges are primarily due to the consolidation and downsizing of certain facilities and consisted principally of personnel related expenses and the costs of consolidating these facilities.

               In December 1994, the Division sold its Miami, Florida facility for $8,000 in cash resulting in a net gain of approximately $2,700 which is included as such in the accompanying Combined Statements of Operations.

          4.   ACQUISITIONS

               In August 1994, the Division acquired certain assets and customer contracts from a British Petroleum
               Chemicals Division for total consideration of approximately $4,700. The revenues and results of operations of the acquired business are not significant and are included in the Combined
               Statements of Operations from the date of acquisition.

          5.   INVENTORIES

               The components of inventories are as follows:

                                                      December 31,
                                                     1995     1994

                  Raw materials                   $ 22,261  $ 20,523
                  Work in process                   33,317    41,492
                  Finished goods                     4,759     4,657

                         Total                    $ 60,337  $ 66,672

          6.   PROPERTY, PLANT AND EQUIPMENT

               Property, plant and equipment consists of the following:

                                                      December 31,
                                                      1995    1994

                  Land                            $ 15,436  $ 15,150
                  Buildings and improvements        91,872    93,020
                  Buildings and equipment under
                    capital leases                   6,251     5,776
                  Machinery and equipment          161,047   154,940
                  Construction in progress           3,582     1,210

                                                   278,188   270,096

                    Less, Accumulated depreciation
                      and amortization            (121,824) (108,943)

                                                  $156,364  $161,153

          7.   INTANGIBLES

               Intangibles consist of the following:

                                                         December 31,
                                                         1995    1994

                  Contracted manufacturing programs    $ 11,588  $ 20,779
                  Customer relationships                 25,237    25,237
                  Goodwill                               19,005    19,005

                                                         55,830    65,021

                    Less, Accumulated amortization      (13,619)  (15,878)

                                                       $ 42,211  $ 49,143

               Intangible assets arose principally from the acquisition of Reliable Manufacturing Co. in 1979 (goodwill of $3,285) and Heath Tecna Aerospace Co. in 1988. Changes in contracted manufacturing programs in 1995 resulted from an impairment write-down of $2,809 due to reductions in aircraft build rates and a corresponding adjustment of cost and accumulated amortization of $6,382.

          8.   DEBT

               Short-term debt includes commercial paper, bank overdrafts, loans and other short-term debt outstanding in Europe with maturities of one year or less. Interest rates for this debt ranged from approximately 5.8% - 11.5% in 1995 and 5.7% - 8.6%
               in 1994.

               Short-term debt due to affiliates consists of an overdraft facility at one of the Division's operating units of $2,419 and $5,302 in 1995 and 1994, respectively, bearing interest from July 1995 at the U.K. Bank Base Rate (6.5% at December 31,
               1995) plus 1% and a short-term borrowing by another of the Division's operating units of $6,633 in 1995 bearing interest at Italian LIBOR (11.2% at December 31, 1995). Through June 1995, the overdraft facility was noninterest bearing.

               Long-term debt consists of the following:

                                                            December 31,
                                                          1995      1994

                  Mortgage payable in equal
                   quarterly installments through
                   1999 at an interest rate of 6.5%     $    548  $   684
                  Other                                    1,013    1,578
                                                           1,561    2,262
                   Less, Current portion                     256      487

                       Long-term debt                   $  1,305  $ 1,775

               Long-term debt to affiliates consists of the
                    following:
                                                            December 31,
                                                          1995      1994

                  Loans payable, due in 1998, at
                   floating interest rates based
                   on the six-month French LIBOR
                   rate                                 $  9,502  $ 8,697
                  Loan payable, with no stated
                   maturity date or interest rate            -      4,317
                  Loan payable, with no stated
                   maturity date, at a floating
                   interest rate based on the
                   three-month Italian LIBOR rate            -      2,175
                  Advances from affiliate, with no
                   stated maturity date or
                   interest rate                             -     22,304

                         Long-term debt to affiliates   $  9,502  $37,493

                 The six-month French LIBOR rate at December 31,
                  1995 was 6.3%.

               Aggregate maturities of Long-term debt at December
               31, 1995 are as follows:
                                                     Affiliates  Other

                  1996                               $    -      $    256
                  1997                                    -           546
                  1998                                9,502           367
                  1999                                   -            310
                  2000                                   -             82
                                                    $ 9,502      $  1,561


          9.   EMPLOYEE BENEFITS

               Approximately 20 percent of the United States employees participate in a separate trusteed pension plan (the "U.S. Plan"). The U.S. Plan is a noncontributory defined benefit pension plan covering certain salaried employees. Benefits are based on employees' years of service and average of the highest consecutive five years' compensation in
               the ten years before retirement. The U.S. Group Company's funding policy is to make the minimum annual contribution required by applicable regulators.

               Net periodic pension cost for 1995, 1994 and 1993, for the U.S. Plan described above, includes the following:

                                                     1995   1994    1993

                  Service cost - benefits earned
                     during the period             $  503  $  706  $   518
                  Interest cost on projected
                    benefit obligation                621     561      547
                  Actual return on plan assets     (1,931)     (5)  (1,022)
                  Net amortization and deferral     1,238    (639)     445

                       Net periodic pension cost   $  431  $  623   $  488

               The actuarial present value of benefit obligations
               and funded status of the U.S. Plan as of December
               31, 1995 and 1994 are as follows:
                                                          1995     1994
                  Benefit obligations:
                   Vested benefits                   $   6,744  $   4,956
                   Nonvested benefits                      394        288
                                                         7,138      5,244

                  Projected compensation increases       2,324      2,002

                       Projected benefit obligation      9,462      7,246

                  Plan assets at fair value              8,773      7,332

                       Plan assets in excess of
                         (less than) projected
                         benefit obligations              (689)        86

                  Unrecognized prior service cost          186        200
                  Unrecognized net loss                   (366)      (724)

                       Pension liability             $    (869) $    (438)

               Assumptions used in developing the projected benefit obligation were as follows:

                                                            1995     1994

                  Discount rate                             7.50%    8.50%
                  Rate of increase in compensation          4.50%    5.50%
                  Expected long-term rate of return on
                    plan assets                            10.00%    9.00%

               The majority of the remaining employees participate in various multi-employer pension plans. These plans include various pension plans sponsored by Group Companies and accounted for as multi-employer plans. Accordingly, the Combined Statements of Operations include an allocation of $3,516, $2,502 and $3,414 in 1995, 1994 and 1993, respectively, for the costs associated with the employees who participate in such plans. Included in the costs for 1995 is a curtailment gain of $650 related to certain personnel reductions. Included in the costs for 1994 is a curtailment gain of $600 related to the sale of the Miami facility.

               Additionally, no assets and liabilities have been reflected in the Combined Balance Sheets related to the various multi-employer pension plans since it is not practicable to segregate these amounts.

               The Division also has an Investment Savings Plan for U.S. employees. Division contributions to the plan were approximately $374, $450 and $477 during 1995, 1994 and 1993, respectively.

          10.  POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS OTHER
               THAN PENSIONS

               The Division has various postretirement plans that provide healthcare benefits to retired salaried and hourly employees and their dependents. Certain of these plans require employee contributions at varying rates. Not all employees are eligible to receive benefits, with eligibility depending on the plan in effect at a particular location.

               Total postretirement benefit expense of $628, $164 and $813 is included in the Combined Statements of Operations for 1995, 1994 and 1993, respectively. Included in the expense for 1994 is a curtailment gain of $318 related to the sale of the Miami facility. Assets and liabilities have not been reflected in the Combined Balance Sheets relating to Group Company plans, as it is not practical to segregate these amounts.

               Effective January 1, 1993, the U.S. Group Company changed its method of accounting for postretirement benefits other than pensions from the pay-as-you-go method to the accrual method as required by Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS No. 106"). This standard requires the accrual of the expected costs of postretirement medical and other nonpension benefits during an employee's period of service. Similar accounting methods were adopted by other Division entities prior to 1993.

               The cumulative effect of adopting SFAS No. 106 as of January 1, 1993, resulted in a charge of $6,006 to 1993 earnings, with no related income tax benefit. The effect of the change on the 1993 loss before income taxes was additional expense of approximately $422.

               Effective January 1, 1993, the U.S. Group Company also elected to adopt Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS No. 112"). SFAS No. 112 establishes accounting standards for employers who provide certain benefits to former or inactive employees after employment but before retirement.

               Previously, postemployment benefits, for the U.S. Group Company, were recognized on the pay-as-you-go method. The cumulative effect of the change in accounting for postemployment benefits was $1,071, which represented the unfunded accumulated postemployment benefit obligations as of January 1, 1993. There was no related income tax benefit in connection with the election. The effect of the change on the 1993 loss before income taxes was additional expense of approximately $33. Similar accounting methods were adopted by other Division entities prior to 1993. Total postemployment benefit expense was $305, $778 and $154 for 1995, 1994 and 1993, respectively. Assets and liabilities have not been reflected in the Combined Balance Sheets relating to Group Company plans, as it is not practical to segregate these amounts.

          11.  INCOME TAXES

               For purposes of the Combined Statements of Operations, income taxes have been provided on a stand-alone basis, as if the Division was a separate taxable entity.

               The components of loss before income taxes and cumulative effect of accounting changes and provision (benefit) for income taxes were:

                                                    For the Years Ended
                                                        December 31,
                                                  1995     1994     1993

           Income (loss before) income
             taxes and cumulative effect
             of accounting changes:
              United States                   $(19,469)   $(26,215) $(32,965)
              International                      6,011       4,768    (9,915)

                                              $(13,458)   $(21,447) $(42,880)

           Provision (benefit) for income
             taxes:
               Current:
                 United States                $    -      $    -    $   -
                 International                   4,529       1,383    (1,282)

               Total current                     4,529       1,383    (1,282)

              Deferred:
               United States                       -          -         -
               International                       556       1,460       320

               Total deferred                      556       1,460       320

               Total provision (benefit) for
                 income taxes                 $  5,085    $  2,843 $    (962)


          The current provision for income taxes for 1995 includes a benefit recognized from utilization of operating loss carryforwards of $302.

          The effective income tax provision (benefit) rate on the loss before income taxes differed from the United States federal statutory rate for the following:

                                                    For the Years Ended
                                                        December 31,
                                                  1995      1994      1993

           Benefit at the U.S. federal
             statutory rate                     $ (4,710)  $ (7,506) $ (15,008)
           Tax effect of net operating losses
             not recognized                        4,225      7,016     14,546
           Foreign tax (benefit)                   5,085      2,843       (962)
           Goodwill amortization                     442        442        442
           Other                                      43         48         20

              Provision (benefit) for income
                taxes                           $  5,085   $  2,843  $    (962)

          The tax effects of temporary differences which gave rise to deferred income tax assets and liabilities consisted of the following:

                                                         December 31,
                                                        1995     1994

           Deferred income tax assets:
             Postretirement/postemployment benefits  $ 3,648 $  3,023
             Environmental reserve                     1,651    1,746
             Intangibles                               1,845      679
             Restructuring reserve                       592      625
             Inventory reserve                           518      621
             Other reserves                            1,793    2,207
             Net operating losses                     87,847   87,163

              Total deferred income tax assets        97,894   96,064

           Deferred income tax liabilities:
             Depreciation                            (11,368) (11,560)
             Revenue recognition                      (3,153)  (5,106)

              Total deferred income tax liabilities  (14,521) (16,666)

              Subtotal                                83,373   79,398

           Valuation allowance                       (84,072) (79,541)

              Net deferred income tax liabilities  $    (699) $  (143)

          Deferred income tax assets of $1,161 and $1,391 at December 31, 1995 and 1994, respectively, are included in other assets in the Combined Balance Sheets.

          Deferred income tax liabilities of $1,860 and $1,534 at December 31, 1995 and 1994, respectively, are included in other long-term liabilities in the Combined Balance Sheets.

          Operating loss carryforwards of non-corporate Divisional entities (principally the United States of approximately $219 million) have generally been utilized to offset Group Company taxable income in the year incurred. However, for purposes of these combined financial statements, the tax effect of such operating loss carryforwards have been reflected as deferred tax assets with related valuation allowances, based upon management's assessment of the Division's likelihood of realizing the benefit of such operating loss carryforwards through future stand-alone taxable income.

          The Division has net operating loss carryforwards of which approximately $6,200 and $600 are available to offset certain future taxable income in Italy and France, respectively.

          These operating loss carryforwards expire as follows:

               1996                                        $  159
               1997                                         1,556
               1998                                         2,359
               1999                                         1,097
               2000                                         1,629

     12.  COMMITMENTS AND CONTINGENCIES

          SELF-INSURANCE:

          The Division is partially self-insured for workers' compensation, general liability and property insurance risks, subject to specific retention levels. Self-insurance costs are accrued based upon the aggregate of the estimated liability for reported claims and estimated liabilities for claims incurred but not reported.

          LITIGATION:

          The Division is involved in legal proceedings which are in various stages of development and involve various uncertainties which can affect the eventual outcome of the issues. While it is difficult to predict what the eventual resolution of these issues will be, the Division believes, on the basis of the facts presently known, that these actions will not have a material adverse effect on the Division's financial condition or results of operations.

          ENVIRONMENTAL COSTS:

          In connection with an acquisition of one of the Division's operating facilities, the Division entered into an agreement with the previous owner whereby the Division agreed to share in the operating cost for groundwater treatment and monitoring facilities which had been ordered by regulatory authorities prior to the date of acquisition. The Division's share of annual cost sharing is estimated at $250. While the ultimate period of treatment and monitoring required by regulatory authorities is not determinable, the Division estimated the minimum period at twenty years. The Combined Balance Sheets include reserves of approximately $4,200 and $4,500 as of December 31, 1995 and 1994,
          respectively, related to these costs. Charges against these reserves totaled approximately $300 and $200 in 1995 and 1994, respectively.

          In the normal course of its business, the Division is subject to environmental regulations in jurisdictions in which the Division has facilities and, accordingly, the Division may be required to incur either remediation or capital improvement costs in the future. Management of the Division believes that the amounts of such costs, if any, will not have a material adverse effect on the Division's financial condition or results of operations.

          LEASE OBLIGATIONS:

          The Division leases certain equipment and facilities under capital leases and noncancelable operating leases expiring at various dates through 2012.

          Future minimum annual lease payments under such leases are as follows:

                                                         Capital   Operating
                                                          Leases    Leases

             1996                                       $   725   $ 1,818
             1997                                           725     1,097
             1998                                           333       710
             1999                                           333       548
             2000                                           333       274
             Thereafter                                   5,863       -

                                                          8,312   $ 4,447

             Amounts representing interest                3,581

             Present value of net minimum lease
                payments                                  4,731

                Less, Current portion                       441

             Long-term portion                          $ 4,290

          Lease expense was $2,080, $1,883 and $1,724 in 1995, 1994
          and 1993, respectively.

          GUARANTEES:

          The Italian corporate entity has guaranteed $650 of certain obligations of an unrelated third party as sole guarantor. Additionally, the entity has guaranteed $824 of obligations of the third party on a joint and several basis with sixteen other unrelated co-guarantors.

          CONCENTRATION OF CREDIT RISK:

          The Division operates in one principal industry segment.

          In 1995, 1994 and 1993, one customer accounted for 18%, 20% and 29%, respectively, of the net sales of the Division.

          EXCHANGE RATES:

          Certain items included on the Division's Combined Balance Sheets originating from non-U.S. transactions are subject to fluctuations in the applicable exchange rates between the transaction and settlement dates.

     13.  SEGMENT INFORMATION

                                                1995     1994       1993
           Net sales:
             United States                 $  148,919  $  139,831  $ 136,141
             Europe                           171,235     143,071    127,469
             Other geographic regions          10,919       9,709      7,648

               Total net sales             $  331,073  $  292,611  $ 271,258

           Intra-division transfers/sales
             between geographic areas
             (eliminated in combination):
             United States                 $    4,360  $    3,702  $   2,077
             Europe                             9,748       9,702      7,782

               Total intra-divisional
                 transfers/sales           $   14,108  $   13,404  $   9,859

           Operating loss (income):
             United States                 $   19,469  $   26,215  $  32,966
             Europe                            (6,057)     (4,238)     8,523
             Other geographic regions          (2,128)     (2,614)    (1,090)

               Total operating loss        $   11,284  $   19,363  $  40,399

           Identifiable assets:
             United States                 $  179,662  $  199,470  $ 222,874
             Europe                           156,182     148,476    135,658
             Other geographic regions           4,450       4,474      3,752
               Total identifiable assets   $  340,294  $  352,420  $ 362,284

          Transfers between geographic areas are recorded at amounts generally above cost. Operating (income) loss consists of total net sales less cost of sales and operating expenses. The United States' operating loss and identifiable assets include certain amounts related to the administration of worldwide Division operations.

          Export sales to unaffiliated customers by geographic area are as follows:

                                             1995      1994      1993

               Europe                    $  18,881    $ 15,639  $ 14,225
               North America                11,824       9,946     7,461
               Other                         8,582       6,746     6,123

                                         $  39,287    $ 32,331  $ 27,809
     14.  RELATED PARTY TRANSACTIONS

          Certain expenses reflected in the Combined Statements of Operations include allocated amounts of $2,719, $2,836 and $2,048 in 1995, 1994 and 1993, respectively. These charges are principally for legal, human resource, accounting and treasury functions performed for the Division.

          Through the normal course of business, the Division conducts transactions with affiliates. Such transactions in 1995, 1994 and 1993 are summarized as follows:

                                             1995     1994      1993

               Purchases of products     $  11,759   $ 12,212  $  10,816
               Interest expense, net         1,032        810      1,471
               Other expense (income)          968        541       (147)

          The Division purchases certain raw materials from affiliates at cost. For purposes of the accompanying financial statements, a mark-up above cost was added to such purchases which adjustment increased the loss from operations in 1995, 1994 and 1993 by $4,192, $4,355 and $3,573, respectively.

          Accounts payable in the Combined Balance Sheets includes amounts due to affiliates of $2,849 and $343 in 1995 and 1994, respectively.

          As discussed in Note 1, in July 1995, the Parent contributed the net assets of its United Kingdom Composites Division to a new wholly-owned corporate entity in the United Kingdom. As part of this transaction, debt of the Division owed to affiliates amounting to approximately $22,000 was repaid and approximately $3,900 of fixed assets previously carried on the Division's accounts were transferred to an affiliate of the Division.

          During 1995, long-term debt due to affiliates approximating $6,500 was repaid with a similar amount being borrowed from an affiliate on a short-term basis.

          The Division has various financing arrangements with affiliates as discussed in Note 8.

     15.  SUBSEQUENT EVENT

          On February 21, 1996, the stockholders of Hexcel Corporation approved a transaction to combine with the Division. On February 29, 1996, the transaction was consummated. According to the terms of the agreement, the Parent will receive 49.9% of the combined entity in exchange for the

          Division. The Parent will also receive additional consideration as part of the transaction.




                                                            ANNEX B

                             ACQUISITION OF THE

                          CIBA COMPOSITES BUSINESS:

                PRO FORMA FINANCIAL INFORMATION (UNAUDITED),

                   (in thousands, except per share data)



        ACQUISITION OF THE CIBA COMPOSITES BUSINESS:  PRO FORMA
        FINANCIAL INFORMATION (UNAUDITED) (IN THOUSANDS, EXCEPT PER
        SHARE DATA)

          The following unaudited pro forma financial information combines the condensed balance sheets and statements of operations of Hexcel and the Ciba Composites Business after giving effect to the acquisition of the Ciba Composites Business by the Company. The unaudited pro forma condensed combined balance sheet as of December 31, 1995 gives effect to the acquisition as if it had occurred on December 31, 1995. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1995 gives effect to the acquisition as if it had occurred on January 1, 1995. The pro forma adjustments account for the acquisition as a purchase of the Ciba Composites Business by the Company, and are based upon the assumptions set forth in the accompanying disclosures. The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the historical financial statements and the related notes thereto for the applicable periods of Hexcel (included in Hexcel's 1995 Annual Report on Form 10-K for the fiscal year ended December 31, 1995) and of the Ciba Composites Business (included as Annex A to this Current Report on Form 8-K/A).

          The following unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition of the Ciba Composites Business been consummated on the dates indicated, nor is it necessarily indicative of future operating results or financial position. Management expects that significant costs will be incurred in connection with combining the operations of Hexcel and the Ciba Composites Business, including costs of eliminating excess manufacturing capacity and redundant administrative and research and development activities, as well as the various costs of consolidating the information systems and other business activities of the two companies. Some of the costs associated with combining the two businesses, including certain costs to eliminate redundant administrative and research and development activities, will be incurred during 1996. The anticipated resulting benefits are expected to be realized shortly thereafter. However, other costs, including many of the costs to eliminate excess manufacturing capacity, are expected to be incurred over a period of as much as three years. This is attributable, in part, to aerospace industry requirements to "qualify" specific equipment and manufacturing facilities for the manufacture of certain products. Based on the Company's experience with previous plant consolidations, these qualification requirements necessitate an approach to the consolidation of manufacturing facilities that will require two to three years to complete. Accordingly, the costs and anticipated future benefits of eliminating excess manufacturing capacity are long-term in nature.

          The Board of Directors of Hexcel has not yet approved the plan for combining the operations of Hexcel and the Ciba Composites Business, but is expected to do so in the second quarter of 1996. Subject to the approval of the consolidation plan by the Board of Directors, management currently estimates that the cash costs of combining the two businesses could range from $35,000 to $45,000, net of expected proceeds from asset sales which are expected to be received at the end of the consolidation process. (This range includes the estimated net cash cost to close the Anaheim manufacturing facility of the Ciba Composites Business. The decision to close this facility was announced in the first quarter of 1996.) Management notes, however, that the actual cash costs of combining the two businesses could vary from current estimates due to the fact that the nature, timing and extent of certain consolidation activities is dependent on numerous factors.

          Management expects to record one or more charges to earnings for the estimated costs of certain business consolidation activities. The estimated costs of specific consolidation activities will be accrued in accordance with generally accepted accounting principles as those activities are determined and announced. Although the aggregate amount of the resulting charges to earnings has not yet been determined, management currently estimates that the amount could range from $40,000 to $50,000, including noncash charges. However, the actual aggregate amount of such charges could vary from current estimates.

          The cash expenditures necessary to combine the Ciba Composites Business with Hexcel are expected to occur over a period of as much as three years. The nature, timing and extent of these expenditures will be determined, in part, by management's evaluation of the probable economic and competitive benefits to be gained from specific consolidation activities. Management anticipates that the benefits to be realized from planned consolidation activities will be sufficient to justify the level of associated costs. However, some of the anticipated benefits are long-term in nature, and there can be no assurance that such benefits will actually be realized. Accordingly, no effect has been given to the costs of combining the two businesses, or to the operating, financial and other benefits that may be realized from the combination, in the accompanying pro forma financial information.


            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             DECEMBER 31, 1995

                                       Historical            Pro Forma
                                               Ciba
                                               Com-        Adjust-
                                   Hexcel      posites     ments      Combined

      Assets

      Current assets:

        Cash and equivalents     $  3,829   $  8,412    $ (8,412)(a)  $  3,829

        Accounts receivable        65,888     58,799      (5,805)(b)   118,882

        Inventories                55,475     60,337      (1,545)(c)   114,267

        Prepaid expenses and
          other assets              2,863      9,957      (6,019)(d)     6,801

           Total current assets   128,055    137,505     (21,781)      243,779

      Net property, plant and
        equipment                  85,955    156,364     (45,487)(e)   196,832

      Excess of purchase price
        over net assets
        acquired                                          44,300(f)     44,300

      Investments and other
        assets                     16,592     46,425     (47,069)(g)    15,948

           Total assets          $230,602   $340,294    $(70,037)     $500,859

      Liabilities and Shareholders' Equity

      Current liabilities:

        Notes payable and
          current maturities of
          long-term liabilities  $  1,802   $ 10,469    $ (9,052)(h)  $  3,219

        Accounts payable           22,904     29,611      (1,208)(i)    51,307

        Accrued liabilities        41,779     27,574                    69,353

           Total current
             liabilities           66,485     67,654     (10,260)      123,879

      Senior subordinated notes,
        payable to Ciba-Geigy                             26,300(j)     26,300

      Other long-term
        liabilities, less
        current maturities        115,743     28,723      18,898(k)    163,364
      Minority interest                        6,968      (6,968)(l)

      Shareholders' equity:

        Common stock &
          additional paid-in
          capital                 111,440                140,600(m)    252,040

        Accumulated deficit       (69,981)                (1,658)(n)   (71,639)

        Minimum pension
          obligation adjustment      (535)                                (535)
        Cumulative currency
          translation adjustment    7,450                                7,450

        Invested capital                     236,949    (236,949)(o)

           Total shareholders'
             equity                48,374    236,949     (98,007)      187,316

           Total liabilities and
             shareholders'
             equity              $230,602  $ 340,294  $  (70,037)    $ 500,859

     The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

             UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     The Year Ended December 31, 1995

                                      Historical             Pro Forma
                                              Ciba
                                              Com-        Adjust-
                                  Hexcel      posites     ments      Combined

      Net Sales                  $350,238  $ 331,073   $  (3,207)(p) $ 678,104

      Cost of sales              (283,148)  (273,997)      6,860(q)   (550,285)

      Gross margin                 67,090     57,076       3,653       127,819

      Marketing, general and
       administrative expenses    (49,324)   (57,966)                 (107,290)

      Amortization and write-
        downs of intangible assets            (6,930)      4,385(r)     (2,545)

      Other income (expenses), net    791     (1,102)                     (311)

      Restructuring expenses                  (2,362)                   (2,362)

      Operating income (loss)      18,557    (11,284)      8,038        15,311

      Interest expense             (8,682)      (668)       (869)(s)   (10,219)

      Bankruptcy reorganization
        expenses                   (3,361)(t)                         (3,361)(t)

      Minority interest                       (1,506)      1,506(u)

      Income (loss) from
        continuing operations
        before income taxes         6,514    (13,458)      8,675         1,731

      Provision for income taxes   (3,313)    (5,085)           (v)     (8,398)

         Income (loss) from
          continuing operations     3,201    (18,543)      8,675        (6,667)

      Loss from discontinued
        operations                   (468)                                (468)

           Net income (loss)    $   2,733  $ (18,543)  $   8,675     $  (7,135)

      Net income (loss) per share
        and equivalent share:

        Primary and fully diluted:

          Continuing operations $    0.20                            $   (0.20)

          Discontinued operations   (0.03)                               (0.01)

           Net income (loss)    $    0.17                            $   (0.21)

      Weighted average shares
        and equivalent shares      15,742                               33,764


     The 1995 net loss for the Ciba Composites Business of $18,543 includes a fourth quarter net loss of $9,537. The fourth quarter net loss includes approximately $6,340 of costs attributable to write-downs of certain fixed and intangible assets, severance expenses, reserves for uncollectible receivables, and acquisition-related expenses.

     The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.


     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
     STATEMENTS (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Purchase Price Summary and Related Allocation

        The purchase price paid by Hexcel for the Ciba Composites
     Business is comprised of the following components:

     18,022 shares of Hexcel common stock, valued
       at $8.00 per share (1)                                $ 144,200
     Senior Subordinated Notes payable to Ciba in 2003 (2)      26,300
     Cash paid to Ciba (3)                                      25,000
     Estimated fees and expenses in connection with
       the acquisition (3)                                       7,600

         Total purchase price                                $ 203,100


        The allocation of the total purchase price to the net assets of the Ciba Composites Business is based upon the estimated fair values of the net assets acquired, and is summarized as follows:

     Cash and equivalents (4)                                     --
     Accounts receivable (5)                                 $  53,285
     Inventories (6)                                            58,792
     Prepaid expenses (5)                                        3,938
     Net property, plant & equipment (7)                       110,877
     Other assets, net (8)                                       1,000
     Investments and other assets (5)                            4,214
     Current liabilities (9)                                   (57,685)
     Other long-term liabilities, less current maturities (9)  (19,221)
     Minority interest (10)                                       --
     Shareholders' equity (11)                                   3,600
     Excess of purchase price over net assets acquired (12)     44,300

         Total purchase price                                $ 203,100


     (1) The aggregate value of the Hexcel common stock issued to Ciba is determined by multiplying the discounted market price per share by the number of shares issued. The market price per share is determined by reference to the prices at which Hexcel common stock was trading on the New York Stock Exchange during a reasonable period before and after December 12, 1995, the date upon which Hexcel and Ciba amended the aggregate amount of consideration to be paid by Hexcel for the Ciba Composites Business by agreeing to reduce the initial aggregate principal amount of the senior subordinated notes by $5,000. The market price is then discounted to reflect the illiquidity of the Hexcel common stock issued to Ciba caused by the size of Ciba's holding, the contractual restrictions on transferring such shares and, accordingly, limitations on the price Ciba could realize, the contractual limitation on the price per share Ciba could realize in certain types of transactions, the fact that such shares are "restricted securities" within the meaning of the Securities Act of 1933, and various other factors.

          For purposes of valuing the Hexcel common stock issued to Ciba, a discounted market price of $8.00 per share is used. The discounted market price is based on a market price of $10.00 per share during a reasonable period before and after December 12, 1995, and a discount rate of 20%. The discounted market price of the shares issued is used in determining the total purchase price because the discounted market price of Hexcel common stock is more reliably measurable than the fair value of the assets acquired and the liabilities assumed.

     (2) Based on the formula included in the Strategic Alliance Agreement, the pro forma aggregate principal amount of the Senior Subordinated Notes as of December 31, 1995 is approximately $27,400. (Such amount is estimated as follows: $43,029 (a) increased by $9,000 for the price of acquiring a minority interest in an Austrian subsidiary of the Ciba Composites Business; (b) increased by $6,126 for the decline in the adjusted net working capital of Hexcel from July 2, 1995 to December 31, 1995; (c) decreased by $25,378 for the decline in the adjusted net working capital of the Ciba Composites Business from July 2, 1995 to December 31, 1995; and (d) decreased by $5,377 for certain net assets of the Ciba Composites Business retained by Ciba and other adjustments.) However, the actual aggregate principal amount of the Senior Subordinated Notes to be issued may be higher or lower, because the adjustments required under the Strategic Alliance Agreement to reflect changes in working capital and certain other items as of February 29, 1996 have not yet been determined.

          The fair value of the Senior Subordinated Notes as of December 31, 1995 is estimated to be $26,300, which is $1,100 lower than the pro forma aggregate principal amount. The $1,100 discount reflects the absence of certain call protection provisions from the terms of the Senior Subordinated Notes and the difference between the stated interest rate on the Senior Subordinated Notes and the estimated market rate for debt obligations of comparable quality and maturity.

     (3) The cash paid to Ciba and certain estimated fees and expenses in connection with the acquisition of the Ciba
     Composites Business have been financed with the proceeds from the Senior Secured Credit Facility.

     (4) Under the terms of the Strategic Alliance Agreement, the cash and cash equivalents of the Ciba Composites Business, except for cash on hand at certain of Ciba's non-U.S. subsidiaries, are retained by Ciba. The cash on hand at certain of Ciba's non-U.S. subsidiaries was acquired in exchange for the Senior Demand Notes. The amount of acquired cash and the corresponding principal amount of the Senior Demand Notes, which Hexcel expects will be presented for payment shortly after issuance, are equal and offset each other. Accordingly, the acquisition of such cash and the issuance of the Senior Demand Notes has not been reflected in the unaudited pro forma condensed combined balance sheet.

     (5) The fair values of accounts receivable, prepaid expenses and investments and other assets acquired in the purchase of the Ciba Composites Business are estimated to equal respective net book values. Under the terms of the Strategic Alliance Agreement, a portion of the Ciba Composites Business' accounts receivable and prepaid expenses are retained by Ciba.

     (6) The fair value of inventories acquired in the purchase of the Ciba Composites Business is estimated to equal aggregate current sales value less estimated selling costs. Under the terms of the Strategic Alliance Agreement, a portion of the Ciba Composites Business' inventories is retained by Ciba.

     (7) The fair value of the property, plant and equipment acquired in the purchase of the Ciba Composites Business is estimated to be $45,000 lower than the respective net book value. The estimated fair value, which is based on a preliminary review of the production facilities and equipment of the Ciba Composites Business, reflects the fact that certain of these assets are expected to: (a) duplicate capabilities or productive capacities already possessed by Hexcel; or (b) be in excess of the combined company's needs. This estimate is subject to modification in connection with further analysis. In addition, under the terms of the Strategic Alliance Agreement, a portion of the Ciba Composites Business' property, plant and equipment is retained by Ciba.

     (8) The fair value assigned to other assets reflects the capitalization of estimated fees and expenses incurred to secure the Senior Secured Credit Facility in connection with the acquisition of the Ciba Composites Business.

     (9) The fair values of the current and long-term liabilities assumed by Hexcel in connection with the purchase of the Ciba Composites Business are estimated to equal the respective net book values. Under the terms of the Strategic Alliance Agreement, certain of the liabilities of the Ciba Composites Business are not assumed by Hexcel.

     (10) Prior to Hexcel's acquisition of the Ciba Composites Business, Ciba eliminated the minority interest in an Austrian subsidiary of the Ciba Composites Business ("Danutec") by purchasing that interest, subject to certain governmental approvals which were subsequently obtained. Accordingly, the estimated pro forma purchase price and purchase price allocation reflect the transfer of 100% of the capital stock of Danutec to the Company, and the minority interest in Danutec has been eliminated on a pro forma basis.

     (11) The estimated fees and expenses incurred in connection with issuing the Hexcel common stock to Ciba are deducted from shareholders' equity.

     (12) The excess of purchase price over net tangible assets acquired will be allocated to identifiable intangible assets and goodwill pursuant to an analysis and valuation of those assets in accordance with the provisions of Accounting Principles Board Opinion No. 16. Such analysis and valuation has not yet been performed. Accordingly, for purposes of the unaudited pro forma financial information, the excess of purchase price over net tangible assets acquired has been treated as a single intangible asset, with a 20-year life. While the values and estimated lives of various intangible assets resulting from the final purchase allocation will vary from these pro forma assumptions, management does not expect these variances to be material to the unaudited pro forma financial information contained herein.

     The purchase price allocation does not reflect any liabilities for the costs of consolidating the business operations of the Ciba Composites Business and Hexcel. Those costs, as discussed above, are expected to be significant (see pages B-1 and B-2.)


     Pro Forma Adjustments -- Unaudited Pro Forma Condensed Combined
     Balance Sheet

     (a) Adjustment to eliminate the cash and cash equivalents
           of the Ciba Composites Business which are retained
           by Ciba                                               $  (8,412)

     (b) Adjustment to eliminate accounts receivable of the
           Ciba Composites Business which are retained by
           Ciba, as well as trade account balances between
           the Ciba Composites Business and Hexcel               $  (5,805)

     (c) Adjustment to eliminate inventories of the Ciba
           Composites Business which are retained by Ciba,
           and to record acquired inventories at
           estimated fair value                                  $  (1,545)

     (d) Adjustment to eliminate prepaid expenses and other
           assets of the Ciba Composites Business which are
           retained by Ciba                                      $  (6,019)

     (e) Adjustment to eliminate property, plant and
           equipment of the Ciba Composites Business which is
           retained by Ciba, and to record acquired property,
           plant and equipment at estimated fair value           $ (45,487)

     (f) Adjustment to record the excess of purchase price
           over net assets acquired                              $  44,300

     (g) Adjustment to reflect the following:

          Elimination of the intangible assets of the
            Ciba Composites Business                             $ (42,211)
          Capitalization and reclassification of certain
            fees and expenses incurred in connection with
            the acquisition                                         (3,200)
          Write-off of capitalized debt issuance costs in
            connection with the extinguishment of certain
            existing debt obligations with proceeds from
            the Senior Secured Credit Facility                      (1,658)

              Net adjustment                                     $ (47,069)

     (h) Adjustment to eliminate notes payable of the Ciba
           Composites Business which are not assumed by Hexcel   $  (9,052)

     (i) Adjustment to eliminate current liabilities of the Ciba
           Composites Business which are not assumed by Hexcel,
           as well as trade balances between the the Ciba
           Composites Business and Hexcel                        $  (1,208)

     (j) Adjustment to reflect the issuance of the Senior
           Subordinated Notes payable to Ciba                    $  26,300

     (k) Adjustment to reflect the following:
          Elimination of long-term liabilities of the Ciba
            Composites Business which are not assumed
            by Hexcel                                            $  (9,502)
          Net borrowings under the Senior Secured Credit
            Facility to finance the cash payment to Ciba
            and certain fees and expenses incurred
            in connection with the acquisition                      28,400

              Net adjustment                                     $  18,898

     (l) Adjustment to reflect the elimination of the
          minority interest in Danutec                           $  (6,968)

     (m) Adjustment to reflect the issuance of Hexcel
          common stock to Ciba, net of certain fees and
          expenses incurred in connection with
          issuing such stock                                     $ 140,600

     (n) Adjustment to reflect the write-off of capitalized
          debt issuance costs in connection with the
          extinguishment of certain existing debt obligations
          with proceeds from the Senior Secured Credit Facility  $  (1,658)

     (o) Adjustment to eliminate Ciba's investment in the
          Ciba Composites Business                               $(236,949)

     Pro Forma Adjustments -- Unaudited Pro Forma Condensed Combined Statement of Operations

     (p) Adjustment to eliminate sales between the Ciba
          Composites Business and Hexcel                         $  (3,207)

     (q) Adjustment to reflect the following:

          Elimination of cost of sales between the Ciba
            Composites Business and Hexcel                       $   2,708
          Reduction in depreciation costs resulting from
            the purchase price adjustment to the net
            property, plant and equipment of the Ciba
            Composites Business                                      4,152

              Net adjustment                                     $   6,860

     (r) Adjustment to reflect the following:

          Reduction in amortization expense and write-downs of
            intangible assets resulting from the elimination
            of the intangible assets of the Ciba Composites
            Business in connection with the purchase price
            allocation                                           $   6,930
          Amortization of the excess of purchase price over net
            assets acquired (20 year amortization period)           (2,215)
          Amortization of capitalized fees and expenses
            incurred in connection with securing the
            Senior Secured Credit Facility (3 year
            amortization period)                                      (330)

              Net adjustment                                     $   4,385

     (s) Adjustment to reflect the following:

          Elimination of interest expense on liabilities of
            the Ciba Composites Business which are not
            assumed by Hexcel                                    $   1,032
          Net reduction in interest expense resulting from the
            refinancing of certain credit facilities with the
            Senior Secured Credit Facility                             992
          Estimated interest expense on the Senior Subordinated
            Notes payable to Ciba                                   (2,893)

              Net adjustment                                     $    (869)

     (t) On February 9, 1995, Hexcel emerged from bankruptcy reorganization proceedings which had begun on December 6, 1993. In connection with those proceedings, Hexcel incurred bankruptcy reorganization expenses of $3,361 during the year ended December 31, 1995.
     Although the resolution of certain bankruptcy-related issues, including the final settlement of disputed claims and professional fees, resulted in expenses being incurred after February 9, 1995, Hexcel has not incurred any significant bankruptcy-related expenses since October 1, 1995.

     (u) Adjustment to eliminate the minority interest in
           the operating results of the Ciba Composites
           Business                                              $   1,506

     (v) The income tax consequences of the cumulative pro forma adjustments are estimated to be zero. This is due to the fact that the pro forma combined company incurred losses from continuing operations before income taxes for the year ended December 31, 1995, and no income tax benefits relating to these losses have been recognized. Furthermore, the pro forma combined company has sufficient net operating loss carryforwards for income tax purposes to substantially eliminate any tax liabilities arising from pro forma adjustments.